UNITED STATES BANKRUPTCY COURT
             EASTERN DISTRICT OF WISCONSIN


In the Matters of
     GANDER MOUNTAIN, INC.,             Case No. 96-26478-RAE
     a Wisconsin corporation,                Chapter 11

     GRS, INC.,                         Case No. 96-26479-RAE
     a Wisconsin corporation,                Chapter 11

     GMO, INC.,                         Case No. 96-26480-RAE
     a Wisconsin corporation,                Chapter 11

                                        (Jointly Administered)

               Debtors in Possession.




           DISCLOSURE STATEMENT RELATING TO
             JOINT PLAN OF REORGANIZATION



COUNSEL TO GANDER MOUNTAIN, INC.   COUNSEL TO GMO, INC.

Howard A. Schoenfeld, Esq.         Michael S. Polsky, Esq.
Godfrey & Kahn, S.C.               McNally, Maloney & Peterson, S.C.
780 North Water Street             2600 North Mayfair Road, Suite 1080
Milwaukee, Wisconsin  53202        Milwaukee, Wisconsin 53226
(414) 273-3500                     (414) 257-3399

COUNSEL TO GRS, INC.

Andrew M. Barnes, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 277-5000

                     Introduction

     On  August  9,  1996 (the "Filing  Date"),  Gander
Mountain,   Inc.,  a  Wisconsin  corporation   ("Gander
Mountain"),  and  its wholly-owned  subsidiaries,  GRS,
Inc., a Wisconsin corporation ("GRS"), and GMO, Inc., a
Wisconsin  corporation ("GMO"), filed  their  voluntary
petitions for reorganization pursuant to Chapter 11  of
the  United  States Bankruptcy Code, Title  11  of  the
United  States Code (as in effect on the  Filing  Date,
the   "Code").   Gander  Mountain,  GRS  and  GMO   are
hereinafter sometimes referred to collectively as the "Debtors" and individually as a "Debtor."

     The reorganization process led to the November 13,
1996  filing  of the Joint Plan of Reorganization  (the
"Plan")  by  the  Debtors, the  Official  Committee  of
Unsecured  Creditors  of  Gander  Mountain,  Inc.  (the
"Committee")   and  Holiday  Stationstores,   Inc.,   a
Minnesota  corporation ("Holiday" or the  "Buyer").   A
complete copy of the Plan is attached hereto as Exhibit
A. Capitalized terms used but not defined in this Disclosure Statement shall have the meaning ascribed to such terms in the Plan. Generally, the definitions of capitalized terms in the Plan are set forth in Appendix
I of the Plan.

     The Debtors submitted this Disclosure Statement to
the  United  States Bankruptcy Court  for  the  Eastern
District of Wisconsin (the "Court") for a determination
of   whether  it  contains  "adequate  information"  as
required  by  1125  of the Code.  On _________________,
the  Court  issued its Order approving this  Disclosure
Statement   (the  "Disclosure  Statement   Order")   as
containing   "adequate   information"   to   enable   a
reasonable investor, typical of the holders of Claims and Interests of the Debtors, to make an informed judgment in voting to accept or reject the Plan.

     THIS DISCLOSURE STATEMENT HAS BEEN DETERMINED   BY
THE  COURT TO CONTAIN ADEQUATE INFORMATION AS  REQUIRED
BY  SECTION 1125 OF THE CODE.  THIS DETERMINATION  DOES
NOT  CONSTITUTE RECOMMENDATION OR APPROVAL OF THE  PLAN
BY  THE  COURT.  MOREOVER, APPROVAL OF THIS  DISCLOSURE
STATEMENT DOES NOT  CONSTITUTE A DETERMINATION  BY  THE
COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN, AND YOU
SHOULD  REACH YOUR OWN CONCLUSION ABOUT HOW TO VOTE  ON
THE  PLAN AND WHETHER TO OBJECT TO CONFIRMATION OF  THE
PLAN.   IN  ARRIVING AT YOUR DECISION, YOU  SHOULD  NOT
RELY ON ANY REPRESENTATION OR INDUCEMENT MADE TO SECURE
YOUR  ACCEPTANCE OR REJECTION WHICH IS  OTHER  THAN  AS
CONTAINED IN THIS DISCLOSURE STATEMENT.

     The  Plan  (as  more  fully described  in  Section
I_Treatment  of Claims and Interests Under  the  Plan),
provides, in part, for a sale of substantially  all  of
the  assets  of the Debtors to Holiday, with  the  cash
proceeds  of  the  sale  to  be  contributed   to   and
distributed under the terms of a Trust, to the  holders
of   Allowed   Unsecured  Claims,   Allowed   Unsecured
Convenience  Claims  and  Allowed  Interests.   Allowed
Administrative  Expense  Claims  and  Allowed  Priority
Claims  will be paid by Holiday in accordance with  the
Plan.   Allowed  Secured  Claims  will  be  treated  as
provided in the Plan.

     The  Board of Directors of each of the Debtors has
concluded that the Plan is in the best interest of  the
Debtors, the Creditors and the holders of Interests and
has,  therefore, authorized filing of  the  Plan.   The
Board of Directors of each of the Debtors recommends that Creditors and holders of Interest vote to accept the Plan.

     The   Committee  recommends  that  all   Creditors
entitled  to  vote  on the Plan cast their  ballots  to
accept the Plan.  The Committee believes that the  Plan
is  in  the  best interests of the Creditors  and  that
failure to approve this Plan would likely result  in  a
liquidation   of   the   Debtors   and   ultimately   a
substantially smaller distribution to Creditors at a later date than is provided in this Plan.

     HOLDERS  OF CLAIMS AND INTERESTS SHOULD READ  THIS
DISCLOSURE  STATEMENT, THE EXHIBITS HERETO,  THE  PLAN,
AND THE EXHIBITS THERETO, CAREFULLY, IN THEIR ENTIRETY.
FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS,
THIS  DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF  THE
PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES, AND,
IF  ANY INCONSISTENCIES EXIST BETWEEN THE PLAN AND THIS
DISCLOSURE  STATEMENT,  THE  TERMS  OF  THE  PLAN   ARE
CONTROLLING.   THE TERMS, CONDITIONS AND PROVISIONS  OF
THE PLAN ARE INCORPORATED HEREIN BY THIS REFERENCE.

     THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR
ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE  TO
ACCEPT  OR  REJECT THE PLAN.  NOTHING CONTAINED  HEREIN
SHALL  CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY
BY  ANY  PARTY,  OR  BE ADMISSIBLE  IN  ANY  PROCEEDING
INVOLVING  ANY DEBTOR OR ANY OTHER PARTY, OR BE  DEEMED
CONCLUSIVE  EVIDENCE OF THE TAX OR OTHER LEGAL  EFFECTS
OF  THE  REORGANIZATION ON ANY  DEBTOR  OR  HOLDERS  OF
CLAIMS OR INTERESTS.  THE STATEMENTS CONTAINED IN  THIS
DISCLOSURE  STATEMENT ARE MADE AS OF  THE  DATE  HEREOF
UNLESS  ANOTHER  TIME  IS  SPECIFIED  HEREIN,  AND  THE
DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT  CREATE
AN  IMPLICATION THAT THERE HAS BEEN NO  CHANGE  IN  THE
INFORMATION  SET  FORTH HEREIN SINCE THE  DATE  HEREOF.
DUE   TO  THE  COMPLEXITY  OF  THE  DEBTORS'  FINANCIAL
AFFAIRS,   THE  DEBTORS  CANNOT  REPRESENT   THAT   THE
INFORMATION CONTAINED HEREIN IS WITHOUT ANY INACCURACY,
ALTHOUGH GREAT EFFORT HAS BEEN MADE TO BE ACCURATE.

     CERTAIN  OF  THE  STATEMENTS  CONTAINED  IN   THIS
DISCLOSURE  STATEMENT,  BY THEIR  NATURE,  ARE  FORWARD
LOOKING  AND CONTAIN ESTIMATES AND ASSUMPTIONS.   THERE
CAN  BE  NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT
ACTUAL OUTCOMES.

     YOU  SHOULD  NOT  CONSTRUE THE  CONTENTS  OF  THIS
DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL,  BUSINESS,
FINANCIAL OR TAX ADVICE.  YOU SHOULD CONSULT WITH  YOUR
OWN  LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS  TO
ANY LEGAL, BUSINESS, FINANCIAL, TAX AND RELATED MATTERS
CONCERNING THE PLAN.

     DEFINED  TERMS USED IN THE PLAN DO NOT NECESSARILY
HAVE THE SAME MEANING SUCH TERMS HAVE IN THE CODE.   IN
READING  THE PLAN, YOU SHOULD PAY PARTICULAR  ATTENTION
TO  THE  DEFINITION OF TERMS.  ONLY  WHERE  THE  PLAN'S
DEFINITION OF A PARTICULAR TERM EXPLICITLY INCORPORATES
THE  CODE  DEFINITION SHOULD CREDITORS  OR  HOLDERS  OF
INTERESTS ASSUME THAT SUCH TERM HAS THE SAME MEANING IN
THE  PLAN  AND DISCLOSURE STATEMENT AS IT  HAS  IN  THE
CODE.    CAPITALIZED  TERMS  USED  IN  THE   DISCLOSURE
STATEMENT  AND NOT OTHERWISE DEFINED HEREIN SHALL  HAVE
THE MEANING ASCRIBED THERETO IN THE PLAN.

      The Solicitation of Acceptances of the Plan

     The  purpose  of this Disclosure Statement  is  to
provide   Creditors  and  holders  of  Interests   with
adequate information about the Debtors and the Plan  to
enable  Creditors and holders of Interests to  make  an
informed judgment in voting whether to accept or reject
the  Plan.  This Disclosure Statement describes,  among
other  matters, each Debtor's Chapter 11 reorganization
process,   including  a  description  of  the  Debtors'
businesses,  the events precipitating  the  Chapter  11
filings,  significant  events  during  the  Chapter  11
Cases, and the treatment of Claims and Interests  under
the  Plan.   This  Disclosure Statement  also  contains
financial and tax information which may assist you in reaching your own conclusion regarding the Plan.

     Your acceptance of the Plan is important.  Whether
the  Plan is confirmed depends both upon the number  of
Creditors and holders of Interests voting to accept the
Plan  and upon the aggregate amount of their Claims  or
Interests.   Votes  cast  by  holders  of   Claims   or
Interests  in  each Class (or subclass, as appropriate)
will be tabulated separately by Class or subclass.  You
are  urged  to vote by filling out the enclosed  ballot
and promptly returning it in the enclosed, postage paid
envelope.  Your vote will be counted in each  Class  or
subclass  in  which you have, for voting purposes,   an
Allowed Claim or an Allowed Interest.

     The   Debtors  have  transmitted  copies  of  this
Disclosure Statement and the exhibits hereto (including
Exhibit A, the Plan), the Disclosure Statement Order, a ballot and other related documents to the Creditors of and the record holders of Interests in the Debtors.
Each Creditor and holder of an Interest entitled to vote is requested to complete the ballot and mail it to the attorneys for the Gander Mountain, Godfrey & Kahn,
S.C., in the enclosed addressed envelope, or if you misplace the envelope, at the address indicated below.

               Kathleen J. Barnes
               GODFREY & KAHN, S.C.
               780 North Water Street
               Milwaukee, WI  53202

Ballots  must be received prior to _____ P.M.  (C.S.T.)
on _______________, 1997.

      If you are a holder of an Interest entitled to vote and you received this Disclosure Statement and the accompanying materials from a brokerage house, bank or other intermediary, you should vote by completing the enclosed ballot and mailing it in accordance with the enclosed instructions from the brokerage house, bank or other intermediary.

     IF   YOU   HAVE  ANY  QUESTIONS  CONCERNING   THIS
DISCLOSURE  STATEMENT OR THE PLAN,  THE  PROCEDURE  FOR
VOTING  YOUR  CLAIM  OR  INTEREST,  OR  THE  PACKET  OF
MATERIALS  THAT YOU RECEIVED, OR IF YOU WISH TO  OBTAIN
AN   ADDITIONAL  COPY  OF  THE  PLAN,  THIS  DISCLOSURE
STATEMENT,  OR ANY OF THE EXHIBITS TO THOSE  DOCUMENTS,
AT  YOUR OWN EXPENSE, PLEASE CONTACT:  GANDER MOUNTAIN,
INC.,  P.O. BOX 128, WILMOT, WISCONSIN 53192, TELEPHONE
(414) 862-3525.

 I.  TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

     THE  FOLLOWING IS A BRIEF SUMMARY OF HOW DIFFERENT
CLAIMS  AND INTERESTS WILL BE TREATED UNDER  THE  PLAN.
IT  IS  QUALIFIED BY REFERENCE TO THE  PLAN  ITSELF,  A
COMPLETE COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A.

     A.   Matters Preceding Distributions under the Plan

          1. Corporate Restructuring and Sale of Assets. The Plan is a joint Plan of Reorganization for all three of the Debtors. Pursuant to the Plan, on the Effective
     Date, GRS and GMO will merge into Gander Mountain (the "Merger") and thereafter all liabilities of Gander Mountain, GRS and GMO will be deemed to be the liabilities of Gander Mountain and all Claims filed or to be filed in the Chapter 11 Cases will be deemed filed against Gander Mountain. All guarantees of any of the Debtors of the obligations of another Debtor will be eliminated so that any claim against any Debtor and any guarantee thereof executed by another Debtor will be treated as one obligation of Gander Mountain.
     Any other joint and several liability of the Debtors will also be treated as one obligation of Gander Mountain.

          On  the Effective Date, and subsequent to the
     Merger,  Gander  Mountain will sell  substantially
     all  of the assets of the Debtors to the Buyer  in
     accordance   with  an  asset  purchase   agreement
     hereinafter referred to as the Holiday  Agreement,
     a  copy of which is attached as Exhibit 2.3 to the
     Plan.   The purchase price to be paid by the Buyer
     will consist of a cash payment made at closing  in
     the  amount of $19,500,000 (or $19,000,000 if  the
     Trigger      Event     occurs     (See     Section
     I.B.6._Distributions Under the Plan to Holders  of
     Unsecured Claims)) and an assumption by the  Buyer
     of  all  Priority  Claims, Administrative  Expense
     Claims   (including   the  claims   of   the   CIT
     Group/Business Credit, Inc. ("CIT") under the  DIP
     Financing Documents) and any other post-petition liabilities or obligations of the Debtors and the Trust, including post-confirmation expenses.

          2. Formation of the Trust. On the Confirmation Date, the Debtor and the individual who will be designated in the Confirmation Order as the "Trustee," will enter
     into a Trust Agreement in the form attached to the Plan
     as Exhibit 2.2.  On the Effective Date, the Debtors
     will transfer to the Trust various claims, defenses and
     counterclaims  of  the  Debtors.    (See   Section
     V.B._Creation of the Trust and Duties of the Trustee and the Advisory Committee.) The cash portion of the purchase price to be paid by the Buyer for the Debtors' assets will be deposited in the Trust. The Trustee will make disbursements to the holders of Allowed
     Claims and Interests from the available funds in the Trust in accordance with the Plan.

     B.   Distributions to Holders of Allowed Claims and
       Interests

          1. Distributions under the Plan to Holders of Administrative and Priority Tax Claims. The Plan provides that Allowed Administrative Expense Claims will either be paid in full on the later to occur of the Effective Date or 15 days following the date such Claim is Allowed, or if such Claim arose in the ordinary course of the debtor's business, on the date such Claim becomes due in accordance with ordinary business terms, unless other payment terms are agreed to by the holder of such a Claim. Holders of Allowed Priority Claims of governmental units for taxes will receive from the Buyer cash equal to the Allowed amount of such Claim on the later to occur of the Effective Date or 15 days following the date such Claim is Allowed.

          2.   Distributions Under the Plan to Holders of Non-Tax
     Priority Claims.  Class One contains non-tax Priority
     Claims, such as claims of the Debtors' present or former employees for certain pre-Filing Date wages, salaries and benefits. The Plan provides that to the extent these claims are Allowed Priority Claims, the holders of such Claims will receive payment in full on the later of the Effective Date or 15 days following the date such Claim is Allowed, unless other payment terms are agreed to by the holder of such a Claim.

          3. Distributions Under the Plan to Holders of Secured Claims. The Secured Claims against the Debtors are classified in Class Two, each of which Claims constitutes a separate subclass. Each holder of an Allowed Secured Claim, at the Buyer's option, will either (i) be treated as provided in 1124 of the Code such that the holders of such Claim shall maintain the legal, equitable and contractual rights to which such holder is entitled as if there had been no bankruptcy filing, (ii) receive the property securing its Allowed Secured Claim in full satisfaction and release of such Allowed Secured Claim on one of the dates provided in the Plan or otherwise agreed to by the Debtors and/or the Buyers and the holder of such Claim, (iii) be paid by the Buyer the full amount of its Allowed Secured
     Claim or such lesser amount to which the holder of such claim agrees, on the later of the Effective Date or promptly after such Claim is Allowed, or (iv) retain its liens and receive deferred payments, including interest, at a rate sufficient to give such deferred payments a present value equal to the amount of its Allowed Secured Claim.

          4. Treatment of the Old Lenders. Class Three contains the Claims of the Old Lenders except for the Claims of Harris arising out of the Harris Merchant
     Agreement. The Old Lenders were paid in full out of the proceeds of the Debtors' post-petition working capital facility and will not receive any distribution under the Plan.

          5. Distributions Under the Plan to Holders of Unsecured Convenience Claims. Class Four contains unsecured Claims in the amount of not more than $1,000 (including any Claim exceeding $1,000 which the holder thereof elects to reduce to the amount of $1,000 for
     all  purposes relating to the Plan).   Holders  of
     Unsecured Claims in excess of $1,000 may elect to be included in the Class of Unsecured Convenience Claims, which election will be made on their ballots for voting to accept or reject the Plan. These claims are known as Unsecured Convenience Claims. Class Four includes three subclasses for Unsecured Convenience Claims, one subclass for Claims asserted against each of the Debtors. Under the Plan, holders of Allowed Unsecured Convenience Claims will receive from the Trust on the later of the Initial Distribution Date (generally defined as a date not more than 45 days after the Effective Date) or within 30 days after the date such Claim is Allowed cash equal to eighty percent (80%) of the amount of such Allowed Unsecured Convenience Claim.

          6. Distributions Under the Plan to Holders of Unsecured Claims. Class Five contains all Unsecured Claims against the Debtors, with a separate subclass for the Unsecured Claims against each of the Debtors. (The term Unsecured Claim, as used herein and in the Plan, excludes Unsecured Convenience Claims). Each holder of an Allowed Unsecured Claim will receive its Pro-Rata share of $18,500,000 less amounts distributed or to be distributed to the holders of Allowed Unsecured Convenience Claims. The aggregate amount available for distribution to holders of Allowed Unsecured Claims is referred to as the "Unsecured Creditors' Cash Distribution Amount." The amount available for distribution to Unsecured Creditors could be reduced in the event assets of the Trust are charged for the Trustee's expenses and any indemnification Claims under the Trust Agreement and such amounts are not reimbursed to the Trust by Holiday (See Section V.B._Creation of the Trust and Duties of the Trustee and the Advisory Committee.). Until all Disputed Claims are resolved and all Avoidance Claims are either resolved, released or waived, a reserve for payment of Disputed Claims will be withheld from the Unsecured Creditors' Cash Distribution Amount. Holders of Allowed Unsecured Claims as of the Effective Date will receive on the Initial Distribution Date a Pro-Rata portion of the Unsecured Creditors' Cash Distribution
     Amount.   Holders of Unsecured Claims whose Claims are
     Allowed after the Effective Date will receive a Pro-Rata portion of the amounts reserved for payment of Disputed Claims 30 days after such Disputed Claim has been Allowed. Once all Disputed Claims have been resolved and all Avoidance Claims have been resolved, waived or released, each holder of an Allowed Unsecured Claim will receive an additional distribution equal to its Pro-Rata share of the remaining amounts held in reserve, if any.

          In  the event either the holders of in excess
     of  one-third in amount of Allowed Preferred Stock
     Interests  vote to reject the Plan (and such  vote
     is  not withdrawn or otherwise deemed to be a vote
     to  accept)  or  a  holder of  a  Preferred  Stock
     Interest   objects  to  confirmation   (and   said
     objection is not withdrawn) based, in part, on the proposed distributions to the holders of Gander
     Mountain's Common Stock, and the Court concludes that the Plan cannot therefore be confirmed, then the Trigger Event will occur, and in such event, the holders of Allowed Unsecured Claims will also receive their Pro-Rata shares of an additional
     $500,000.

          7. Distributions Under the Plan to Holders of Gander Mountain Preferred Stock and Gander Mountain Common
     Stock. Class Six consists of the Preferred Stock Interests. Class Seven consists of the Common Stock Interests. The Plan provides for each holder of record, as of the Confirmation Date, of a Preferred
     Stock Interest to receive its Pro-Rata share of $500,000. The Plan further provides for each holder of record, as of the Confirmation Date, of a Common Stock Interest to also receive its Pro-Rata share of an additional $500,000. Notwithstanding the foregoing, in the event the Trigger Event occurs, there shall be no distribution to the holders of Preferred Stock Interests and Common Stock Interests.

          8. Treatment Under the Plan of Gander Mountain's Interests in GMO and GRS, Intercompany Claims and the Claims and Interests of Holders of Pre-Petition Warrants and Pre-Petition Stock Options. Class Eight and Class Nine consist of Gander Mountain's equity interests in GMO and GRS, respectively. By virtue of the Merger, Gander Mountain will not receive or retain any property on account of such Interests. Class Ten consists of the Intercompany Claims held by Gander Mountain against GRS and GMO. In connection with the Merger, such Claims shall be contributed to GRS and GMO, respectively, as capital contributions. Class Eleven consists of the Claims and Interests of holders of Pre-Petition Warrants and Pre-Petition Stock Options. Holders of Interests and Claims in Class 11 will not receive any distribution on account of any such Interests or Claims.

     C.  Analysis of Unsecured Claims

     Because   the  Plan  provides  for  the   Pro-Rata
distribution to Unsecured Creditors of a fixed  amount,
Unsecured  Creditors  will want to  consider  what  the
aggregate amount of Allowed Unsecured Claims may be  in
order  to  analyze the value of the distributions  they
are  to  receive for their Claims under  the  Plan.   A
brief analysis of Unsecured Claims is set forth on Exhibit C hereto and is further described below.

     Pursuant  to an Order of the Court, the  last  day
for  filing Proofs of Claim in these Chapter  11  Cases
(other  than  proofs  which  may  be  filed  after  the
Effective Date in accordance with the Plan) was October
25, 1996.  Based on the Claims filed with the Court  by
that  date,  the Debtors have determined the  aggregate
amount  of  Unsecured  Claims which  have  either  been
scheduled  by the Debtors as liquidated, non-contingent
and undisputed or which have been evidenced by a timely-
filed  proof  of  Claim, net of duplicative  proofs  of
Claim,  Claims which will be paid from the proceeds  of
insurance  maintained by the Debtors, other  Claims  of
parties involved in litigation with the Debtors  or  of
manufacturers of specialty goods for which the  Debtors
have disclaimed certain liability and Claims of the non-
debtor  parties to unexpired leases and other Executory
Contracts.   That  amount is set forth  on  line  1  of
Exhibit C.

     There are a number of possible deductions from the
total  on line 1.  There may be objections to Unsecured
Claims  to  the extent the amount claimed  exceeds  the
amount  shown  due and owing according to the  Debtors'
books and records or because of a defense based on  the
provisions of the Code.  The holder of a Claim to which
an objection has been interposed may have a meritorious
defense  to  the objection.  The Debtors  believe  that
there  are  meritorious objections  to  Claims  in  the
aggregate in the approximate amount set forth on line 2
of  Exhibit  C.   Again, it is possible that  Creditors
holding these Claims will be able to prove that their Claims are valid and that the objections should be denied.

     In  addition to these possible deductions, certain
additions  may  be made.  As provided  in  the  Holiday
Agreement,  certain Executory Contracts  and  unexpired
Leases  of  the Debtors will be assumed by the  Debtors
and  assigned  to  Holiday and all remaining  Executory
Contracts and unexpired Leases will be rejected.   (See
Section V.H._Executory Contracts and Unexpired Leases.)
Unsecured   Claims  arising  from  the   rejection   of
Executory Contracts under the Plan have not been included on line 1. The Debtors' estimate of the aggregate amount of Unsecured Claims which may arise on account of the rejection of Executory Contracts and unexpired leases is set forth on line 4 of Exhibit C.
Such Claims must be filed within 30 days of the Confirmation Date in order for the Creditor holding such Claim to be eligible for a distribution under the Plan. Claims arising from Executory Contracts rejected pursuant to the Plan may become time barred if a proof of Claim is not timely filed. In addition, Claims of certain parties pursuing litigation against the Debtors or of certain parties who have produced specialty goods for the Debtors, where the Debtors have disclaimed liability on certain bases, may ultimately result in an increase in the total amount of outstanding Claims.
The Debtors' estimate of the amount of Claims which may ultimately be Allowed in favor of these claimants is set forth on line 5 of Exhibit C.

     The   Debtors  believe  it  is  likely  that   the
aggregate  total of Allowed Unsecured Claims  in  these
Chapter  11  Cases  following  the  resolution  of  all
Disputed  Claims will approximate the amount set  forth
on  line 6 of Exhibit C.  As mentioned above, Unsecured
Creditors  collectively will receive a total of  either
$18,500,000  or, if the Trigger Event has occurred  and
is  continuing on the Effective Date, $19,000,000, less
the  amount  distributed  to  the  holders  of  Allowed
Unsecured  Convenience Claims in  accordance  with  the
Plan;  provided the distribution amount is not  reduced
by  expenses  of  the Trust or indemnification  of  the
Trustee and such amounts are not reimbursed by Holiday.
The  Debtors estimate that the amount to be paid to the
holders  of  Allowed Unsecured Convenience Claims  will
not exceed the amount set forth on line 8 of Exhibit C.
Accordingly, the Debtors estimate that the  amount  set
forth  on  line  9 of Exhibit C will be  available  for
distribution  to  the  holders  of  Allowed   Unsecured
Claims,  assuming  that  the  Trigger  Event  has   not
occurred. Therefore, based on this analysis, shown on line 10 of Exhibit C is the approximate amount of distribution per dollar of Claim which the Debtors believe holders of Allowed Unsecured Claims would receive under the Plan.

     II.  VOTING PROCEDURES AND PLAN CONFIRMATION

     A.   Voting Procedures for Confirmation of the Plan

                Enclosed with this Disclosure Statement
are   the   Plan  (as  Exhibit  A  to  this  Disclosure
Statement), the Disclosure Statement Order, a ballot which may be cast by Creditors and holders of Interests entitled to vote to accept or reject the Plan and on which holders of Unsecured Claims may elect to have their Claims treated as Unsecured Convenience Claims and a pre-addressed envelope in which to return a completed ballot. In order to vote on the Plan, you must fill out the enclosed ballot completely, sign it and return it in the postage paid envelope by the deadline given below. IN ORDER TO BE COUNTED AS VOTES
TO  ACCEPT OR REJECT THE PLAN AND/OR TO ELECT TREATMENT
AS  AN  UNSECURED  CONVENIENCE CLAIM, BALLOTS  MUST  BE
COMPLETED,  SIGNED  AND  RECEIVED  BY  __________  P.M.
(C.S.T.)  ON ______________, 1997, BY GODFREY  &  KAHN,
S.C. AT THE ADDRESS SET FORTH ON THE BALLOT.

     B.    Acceptance of Plan by Classes of  Claims  or
Interests

                Pursuant  to 1129(a) of the  Code,  the
Plan can be confirmed if all impaired Classes of Claims
and  Interests vote to accept the Plan.  Votes cast  by
holders of Claims or Interests in each Class under  the
Plan  will be tabulated separately by Class.  According
to  1126(c) of the Code, a Class of Claims entitled  to
vote  on the Plan accepts the Plan if Creditors holding
at least two-thirds in dollar amount and more than one-
half  in number of the voting Claims of that Class vote
to  accept  the  Plan.  As to holders of  Interests  of
Classes  entitled to vote on the Plan, 1126(d)  of  the
Code  provides  that such Classes accept  the  Plan  if
holders  of  at  least two-thirds in amount  of  voting
Interests  vote  to accept the Plan.   A  vote  may  be
disregarded if the Court determines, after notice and a
hearing,  that  such  vote was not cast,  solicited  or
procured  in  good  faith  or in  accordance  with  the
provisions  of the Code.  If the Plan fails to  receive
the   requisite  votes  for  acceptance  by  a   Class,
according to the Code, that Class rejects the Plan.

     C.   Who is Entitled to Vote to Accept or Reject the
Plan

                Only the holders of Claims or Interests
in Classes Two and Four through Eleven are entitled to vote to accept or reject the Plan. Claims belonging to Classes One and Three are not impaired under the Plan and holders of such Claims are not entitled to vote.

     Creditors who hold Claims of an impaired Class and
whose Claims have either been listed by the Debtors  in
the  schedules filed with the Court (provided that such
Claims  have not been scheduled as disputed, contingent
or  unliquidated) or who filed proof of such Claims  on
or before the date required for the filing of proofs of
Claim,  which  Claims  are  not  the  subject   of   an
objection, are entitled to vote to accept or reject the Plan.

     Holders   of   all  Common  Stock  Interests   and
Preferred Stock Interests, who are holders of record as of _______________, 1996, are entitled to vote to accept or reject the Plan. Such records are maintained by Gander Mountain's stock transfer agent with respect to the holders of Common Stock Interests and by Gander
Mountain with respect to the holders of Preferred Stock
Interests.

     In   addition,   holders   of   Claims   currently
classified as Class Five Unsecured Claims may elect, at the same time they vote to accept or reject the Plan, to be treated as Class Four Unsecured Convenience
Claims.

     D.   Treatment of Disputed Claims for Voting Purposes

     Objections have been filed to a number  of  Claims
filed  by  Creditors  or previously  scheduled  by  the
Debtors  as  undisputed, liquidated and non-contingent.
Some  of such objections are objections as to allowance
of  such  Claims  for all purposes and  some  are  only
objections  as to allowance of such Claims  for  voting
purposes.  Creditors holding Claims to which there  has
been   an  objection  have  received  notice  of   that
objection.  TO THE EXTENT YOUR CLAIM HAS BEEN  OBJECTED
TO (subject to the following explanation) YOUR CLAIM IS
NOT ALLOWED FOR VOTING PURPOSES. Certain Claims have been objected to in their entirety. IN THOSE CASES, NONE OF THE CLAIM IS ALLOWED FOR VOTING PURPOSES.
However, some of the objections are objections only to a portion of a given Claim. IF THE OBJECTION IS ONLY
TO  THE ALLOWANCE OF A PORTION OF YOUR CLAIM, THEN  YOU
ARE  ENTITLED  TO VOTE THAT PORTION OF  YOUR  CLAIM  TO
WHICH NO OBJECTION HAS BEEN FILED.

     Rule  3018(a)  of the Federal Rules of  Bankruptcy
Procedure provides that, notwithstanding an objection to a Claim or Interest, the Court may, after notice and a hearing, temporarily allow a Claim or Interest for voting purposes in an amount which the Court deems proper for such purposes. IF YOUR CLAIM HAS BEEN
OBJECTED TO IN ITS ENTIRETY OR IN PART AND YOU WISH  TO
HAVE  YOUR  CLAIM  ALLOWED FOR VOTING  PURPOSES  IN  AN
AMOUNT GREATER THAN THE PORTION OF YOUR CLAIM TO  WHICH
THERE  HAS  BEEN NO OBJECTION, YOU MUST FILE  A  MOTION
WITH  THE  COURT FOR TEMPORARY ALLOWANCE OF YOUR  CLAIM
FOR VOTING PURPOSES. All holders of Claims which have been temporarily Allowed for voting purposes will be entitled to vote, notwithstanding the fact that an objection to such Claim has been filed.

     E.     Confirmation  Hearing  and  Objections   to
     Confirmation

     The   Code   requires  that  the  Court   hold   a
Confirmation  Hearing upon notice  to  all  parties  in
interest.  The Confirmation Hearing in respect  to  the
Plan  has  been  scheduled for  _______________,  1997,
before  the  Honorable  Russell  A.  Eisenberg,  United
States  Bankruptcy Judge, in his courtroom,  Room  149,
517 East Wisconsin Avenue, Milwaukee, Wisconsin  53202.
The Confirmation Hearing may be adjourned from time  to
time by the Court without further notice, except for an
announcement  of  the  adjourned  date  made   at   the
Confirmation  Hearing.   If you  desire  to  object  to
Confirmation  of the Plan, you may do so,  in  writing,
specifying  with  particularity the grounds  therefore.
You  must  file  and  serve  any  such  objections   in
accordance with the Disclosure Statement Order.

      III.  DESCRIPTION OF THE DEBTORS AND EVENTS
         PRECIPITATING THE CHAPTER 11 FILINGS

     A.   History of Debtors

             Prior  to  the  Filing Date,  the  Debtors
operated   as  a  leading  specialty  merchandiser   of
hunting,  fishing,  camping and hiking  equipment  sold
through  their retail stores, and prior to May 1996,  a
catalog.   Gander  Mountain was initially  incorporated
under  the laws of the State of Delaware in  1984.   In
November 1992, Gander Mountain changed its state of incorporation to Wisconsin. In January 1993, Gander
Mountain created two wholly-owned subsidiaries, GRS and GMO, and in March 1994, Gander Mountain assigned the assets and liabilities relating to its retail business to GRS and the assets and liabilities relating to its catalog business to GMO.

                Gander     Mountain    has     provided
merchandising,    fulfillment    and    general     and
administrative  services  to  GRS  and  GMO.   GRS  has
managed the retail store operation and GMO managed the catalog business prior to its sale in May 1996.

                The  Debtors  operate  their  corporate
offices  and distribution center on leased premises  in
Wilmot,  Wisconsin which premises, prior to  August  1,
1996,  were  owned by Gander Mountain.   Prior  to  the
Filing Date, the Debtors operated as many as 17 leased retail stores in Wisconsin, Indiana, Michigan and Minnesota. Five stores were sold in July 1996.

               The Debtors have located their stores in
towns   and   cities   within  300   miles   of   their
headquarters   and  distribution  center   in   Wilmot,
Wisconsin  where there is a concentration  of  hunting,
fishing and camping enthusiasts.  Customers are offered
a  choice  of  name-brand products  or  equivalents  at
competitive  prices.  In addition,  the  Debtors  offer
proprietary "private label" products not available from
their competitors.  The Debtors have used their "Gander
Mountain"  registered trademark for a number  of  years
and  believe  it is of significant value.  The  Debtors
have historically competed with a variety of retail and
mail  order  companies, including  smaller  locally  or
regionally  owned sporting goods stores, national  mass
merchants  and discounters such as Wal-mart and  Kmart,
national   specialty  retailers  such  as  The   Sports
Authority   and  Sportmart  with  respect  to   certain
products, and mail order catalog businesses such as Cabela's, Inc. (the purchaser of the Debtors' catalog business), Bass Pro Shops and others.

               Gander Mountain Stock is traded on the Over The Counter Bulletin Board under the symbol GNDR.
Prior to July 1996, the Gander Mountain Stock was listed on the NASDAQ National Market.

     B.   Pre-Bankruptcy Financing

     In  December 1992, Gander Mountain entered into  a
Revolving  Credit  and Term Loan Agreement  with  three
lenders  which  provided for various credit  facilities
aggregating Fifty Million Dollars ($50,000,000).   That
initial loan agreement was amended and restated  as  of
November 30, 1993, with one additional lender added  to
the  bank group and providing for credit facilities  in
the  aggregate  amount  of Fifty Five  Million  Dollars
($55,000,000).  On April 3, 1994, the same  bank  group
entered  into  a Second Amended and Restated  Revolving
Credit  and Term Loan Agreement in connection with  the
reorganization  of the Debtor's business  among  Gander
Mountain,  GRS  and  GMO.  At that time,  GRS  and  GMO
provided corporate guarantees to the bank group as well
as  a security interest in all of the assets of each of
GRS  and  GMO.   On  November  22,  1994,  this  credit
agreement   was   again  amended  and   restated.    An
additional  bank  joined the bank group  (collectively,
the "Old Lenders") and the total credit facilities were
increased    to    One    Hundred    Million    Dollars
($100,000,000).

     Borrowings under the pre-petition credit  facility
were secured by substantially all personal property  of
the  Debtors, including inventory, accounts receivable,
equipment,  general  intangibles  and  the  outstanding
shares  of  common  stock of GMO  and  GRS.   The  pre-
petition  facility  provided for a  revolving  line  of
credit  of  up  to Eighty Million Dollars ($80,000,000)
and    terms   loans   of   Twenty   Million    Dollars
($20,000,000).

     C.   Events Precipitation the Chapter 11 Filings

     In  the summer of 1995, the Debtors were in breach
of  several  financial covenants in their  pre-petition
credit  facility.  These defaults were cured on  August
18,  1995  with  the  signing of an additional  amended
credit  facility  containing more  restrictive  monthly
financial  covenants.  The Debtors at  that  time  were
leveraged  due primarily to an aggressive  growth  plan
which resulted in significant capital expenditures  for
expanding  their corporate headquarters and  warehouse,
opening   new   retail  stores,  internally   developed
computer  systems, as well as significant increases  in
their   working   capital   (inventory   and   accounts
receivable) over the previous three fiscal years.   Due
to  lower  than planned operating profits and a  higher
net  loss  for  the first quarter of fiscal  1996,  the
Debtors   did  not  meet  the  new  monthly   financial
covenants  related  to  profitability  and  net  worth.
Subsequently, the Debtors negotiated successive  waiver
agreements  with the Old Lenders subject  to  generally
declining  borrowing limits and financial  flexibility,
the  last  of  which agreement extended the  waiver  of
defaults  until  August  16, 1996.   Substantially  all
cash,  as  was  collected  and available,  was  applied
directly  each  day  against the outstanding  revolving
line   of  credit  balance.   All  cash  outflows  were
advanced against the revolving line of credit and subject to prior approval by the Old Lenders.

     In September 1995, the Debtors retained an outside
financial   advisor  and  began  actively   to   pursue
strategic  and  financial  alternatives  for   securing
additional  sources  of  debt or  equity  financing  or
selling  all  or  part  of the Debtors'  assets.   This
process  resulted  in  three significant  transactions,
including  the sale to (i) Cabela's, Inc.  of  selected
catalog business assets on May 17, 1996 for $35,000,000
in cash; (ii) Holiday of five retail stores on July 25,
1996 for $16,200,000 in cash plus a $500,000; and (iii)
Pleasant  Company of the corporate facility in  Wilmot,
Wisconsin  on  August 1, 1996 for $6,600,000  in  cash.
Substantially all of the proceeds of these  sales  were
used to pay down the pre-petition credit facility.   As
a result of the catalog assets sale, the Debtors exited
from  the catalog business which had accounted for  53%
of total fiscal 1996 sales.

     During most of the second half of fiscal 1996, the
Debtors  were  unable  to purchase  inventory  on  open
account, being generally limited to payment on delivery
terms   with   selected  vendors,  which  resulted   in
increasing out of stock conditions and deteriorating comparable store sales. With very limited availability under the pre-petition credit facility despite the completion of the assets sales noted above, and needing additional financing to purchase inventory and meet ongoing operating expenses, the Debtors filed their voluntary petitions for reorganization under Chapter 11 of the Code on August 9, 1996.

     D.   Financial Statements

     The   consolidated  financial  statements  of  the
Debtors as of and for the years ended June 30, 1995 and June 30, 1996 are included as Exhibit B to this Disclosure Statement.


    IV.  SIGNIFICANT EVENTS DURING CHAPTER 11 CASES

     A.   Commencement

     The  Chapter 11 Cases were commenced on the Filing
Date,  August  9,  1996, when the Debtors  filed  their
voluntary  petitions for relief in  the  United  States
Bankruptcy Court for the Eastern District of Wisconsin.
The   petitions  were  filed  simultaneously,  and  the
Chapter 11 Cases were assigned to the Honorable Russell
A.   Eisenberg,   United   States   Bankruptcy   Judge.
Immediately  upon  the  filing of  the  petitions,  the
Debtors   became  Debtors-in-Possession   pursuant   to
1107(a)  and  1108  of  the  Code.   Accordingly,   the
Debtors have remained in possession of their assets and are continuing to administer their business operations in the ordinary course.

     B.   Administrative Consolidation

     The Court has issued several orders related to the
administration of the Chapter 11 Cases since the Filing
Date.   On August 14, 1996, with retroactive effect  to
August 12, 1996, the Court ordered that the Chapter  11
Cases  be  jointly administered.  On August  21,  1996,
with  retroactive effect to August 9, 1996,  the  Court
entered  a  Case  Management Order to  clarify  certain
notice   procedures,  facilitate  docket  control   and
otherwise enhance the efficient administration of the Chapter 11 Cases.

     C.   Gander Mountain Creditors Committee

     Prior  to the Filing Date, an unofficial committee
of  unsecured creditors of the Debtors was formed  (the
"Unofficial  Committee").  At the beginning  of  Gander
Mountain's  Chapter 11 Case, the United States  Trustee
appointed  members  of  such  unofficial  committee  as
members   of   the  Official  Committee  of   Unsecured
Creditors representing the unsecured creditor body of Gander Mountain (the "Committee"). The members of the
Committee are as follows:

                    Remington Arms
                    Tasco Sales Inc.
                    Blount, Inc.
                    Ssanyong Inc./Jinwoong Inc.
                    Mitsubishi International Corp.
                    Irwin B. Schwabe Co.
                    Eagle/Lowrance Electronics, Inc.

No creditors committee has been formed to represent the unsecured creditor bodies of GMO or GRS. The Committee will continue to serve until the Effective Date.

     D.   Employment of Professionals

     On  the  Petition Date, the Debtors each filed  an
application to employ Godfrey & Kahn, S.C.  ("G&K")  as
bankruptcy   counsel  (the  "Original   Applications").
Gander  Mountain's Original Application was granted  on
October  21,  1996,  with  retroactive  effect  to  the
Petition  Date.  The Original Applications of  GRS  and
GMO  were  amended on the October 23, 1996  to  provide
that  the  GMO  and GRS would employ  G&K  as  special,
rather  than  general bankruptcy,  counsel.   An  order
authorizing GRS and GMO each to employ G&K as their special counsel was entered by the Court on November
__, 1996, with retroactive effect to the Petition Date.

     On  October  15, 1996 GRS filed an application  to
employ   Quarles   &  Brady  as  its   counsel,   which
application  was  amended on  October  29,  1996.   The
amended  application was granted by Court  order  dated
November  __, 1996, with retroactive effect to  October
15, 1996.

     On  October  16, 1996 GMO filed an application  to
employ  McNally,  Maloney  &  Peterson,  S.C.  as   its
counsel,  which application was amended on October  30,
1996.   The  amended application was granted  by  Court
order dated November __, 1996, with retroactive effect to October 16, 1996.

     On   October  21,  1996,  the  Court  granted  the
Committee's  August  29,  1996 applications  to  employ
Holleb & Coff ("Holleb") as counsel to the Committee and von Breisen, Purtell & Roper, S.C. as local counsel to the Committee. On the same date, the Court also granted the Debtors' August 12, 1996 applications to employ The Dratt-Campbell Company as their financial turnaround consultants and the Debtors' August 15, 1996 applications to employ Price Waterhouse LLP as their accountants.

     Finally, on November __, 1996, the Court also granted Gander Mountain's October 2, 1996 application to employ Foley & Lardner as special tax counsel.

     E.   DIP Working Capital Facility

     Prior  to  the  Filing  Date,  the  Debtors  began
negotiating with CIT to provide a post-petition working
capital  facility.  Agreement as to the  terms  of  the
post-petition  working  capital  facility  was  reached
prior  to  the August 12, 1996 hearing on the  Debtors'
motion for interim approval of the facility.  On August
12,  1996, the Court approved the post-petition working
capital facility on an interim basis and authorized the
Debtors  to  borrow  approximately $15,000,000  in  the
aggregate in accordance with a budget submitted to  the
Court, pending a final hearing to consider approval  of
the   facility  on  a  permanent  basis.   The  initial
proceeds  of the post-petition working capital facility
were  used to satisfy the Debtors' Obligations  to  the
Old  Lenders.  On September 5, 1996, the Court  entered
an  order  (together with the interim orders referenced
therein, the "DIP Financing Orders") approving the post-
petition  working capital facility.  The DIP  Financing
Orders  authorized  Gander Mountain  to  borrow  up  to
$25,000,000  at  any time outstanding  subject  to  the
provisions  of  the DIP Financing Documents.   The  DIP
Financing  Documents  and  the  DIP  Financing   Orders
provide  that,  upon  the  earliest  of  the  following
events, CIT will not lend any additional amounts  under
the  DIP  Financing  Documents, and all  amounts  owing
under   the   DIP  Financing  Documents  shall   become
immediately due and payable:  (i) August 12, 1999, (ii)
the  effective date of plan of reorganization in Gander
Mountain's Chapter 11 Case, and (iii) the occurrence of
certain   events  of  default  described  in  the   DIP
Financing Documents including, without limitation, the date of conversion of Gander Mountain's Chapter 11 Case to a case under Chapter 7 of the Code, the date of appointment of a trustee in Gander Mountain's Chapter
11  Case  or the date of dismissal of Gander Mountain's
Chapter 11 Case.

     The  DIP Financing Documents provide for revolving
loans to Gander Mountain and the issuance of letters of
credit  for  the  account  of  Gander  Mountain  in   a
principal  amount  not to exceed  Twenty  Five  Million
Dollars ($25,000,000) at any time outstanding, with  an
aggregate Three Million Dollars ($3,000,000) limit  for
letters   of  credit.   Notwithstanding  the  foregoing
credit  limits,  the  amount  actually  available   for
borrowing  by Gander Mountain at any time is determined
in  accordance with certain borrowing formulas based in
a  large  part  on  "Eligible Accounts"  and  "Eligible
Inventory" of the Debtors, as such terms are defined in
the   DIP  Financing  Documents.   GMO  and  GRS   have
guaranteed Gander Mountain's obligations under the  DIP
Financing  Documents.  The obligations of  the  Debtors
under the DIP Financing Documents, including GMO's  and
GRS's  obligations under their guarantees, are  secured
by  a  first priority lien on and security interest  in
substantially  all  of  the  assets  of  the   Debtors.
Further, the Debtors' obligations to CIT under the  DIP
Financing  Documents  constitute superpriority  Allowed
Administrative Expense Claims, giving such  obligations
priority  over  any other Claims against  the  Debtors,
whether  such Claims are pre-petition or post-petition.
The liens and security interests of CIT are subject  to
certain pre-petition permitted liens (as defined in the
DIP   Financing   Orders)  and  the   liens   and   the
superpriority Administrative Expense Claims of CIT are further subject and subordinate to a "Carve Out" (as defined in the DIP Financing Orders) for amounts payable to the United States Trustee, certain unpaid wage claims and the payment of certain professional fees.

     F.   Employee Related Matters

     The  Debtors  filed  their  petitions  immediately
prior to the busiest and most important period of their
annual  business cycles.  Therefore, it was  imperative
that the Debtors continue to pay their employees in the
normal course to ensure their operations could continue
uninterrupted.  On the Filing Date, the  Debtors  filed
emergency motions seeking authority to pay certain pre-
petition wages and benefits.  By Order dated August 14,
1996,  the  Debtors were authorized to pay pre-petition
wages,  salaries  and  related  expenses,  as  well  as
reimbursement  of employee expenses, up to  the  $4,000
per  employee limits on Priority Claims imposed by  507
of the Code.

     G.   Gift Certificates and Merchandise Returns

     The  Debtors have historically placed a great deal
of   emphasis   on   customer  service   and   customer
satisfaction.  In order to maintain goodwill among  the
Debtors'  customers,  the  Debtors  believed   it   was
imperative that they be authorized to accept returns of merchandise sold prior to the Filing Date and that they be permitted to honor gift certificates purchased prior to the Filing Date. Accordingly, on the Filing Date, the Debtors filed a motion for an order authorizing the Debtors to honor pre-petition gift certificates and accept returns of customer merchandise. By Order dated
August 21, 1996, the Debtors were authorized to honor pre-petition gift certificates and accept returns of customer merchandise.


     H.   Selection of a Buyer of the Debtors' Business

     Prior  to  the  Filing Date, the Debtors  actively
pursued  potential  investors  in  or  buyers  for  the
Debtors.  The Unofficial Committee was kept advised  as
that  process  progressed.  Shortly before  the  Filing
Date,  the  Debtors received a proposal for a potential
new investment in the Debtors which would result in  an
approximately $13,500,000 distribution to the Unsecured
Creditors.   Since the Filing Date, the  Debtors,  with
the  knowledge  of  the Committee,  have  continued  to
actively  pursue  alternatives for securing  additional
equity  investments  in  the  Debtors  or  selling  the
Debtors' business.  This process ultimately resulted in
three  parties  submitting  bids.   Two  were  for  the
purchase  of  the  Debtors'  business  and  the   third
involved  an  additional equity investment.   Both  the
members  of the Committee and the members of the  Board
of  Directors  of  Gander Mountain were  provided  with
copies of the proposals from each of the three bidders.
The  Committee  also  met  with  each  of  the  parties
submitting proposals and counsel for the Committee  was
permitted  to address the Board of Directors of  Gander
Mountain  to  express the Committee's preference  among
the  proposals.   In evaluating the various  proposals,
the  Board of Directors of Gander Mountain was  mindful
of  the  goal of producing the highest value in a  form
that  could  be  efficiently and speedily  effectuated.
Following  a careful review and analysis of  the  three
proposals,  the  Gander  Mountain  Board  of  Directors
rejected  the  one  proposal  to  which  the  Committee
expressed   its  clear  opposition.   The  Board   then
authorized   management  of  the  Debtors  to   further
negotiate  with  the proponents of  the  two  remaining
proposals.    Each  of  those  two  bidders  thereafter
modified its proposal.  Again, the Board evaluated  the
two  remaining  proposals in light  of  which  proposal
yielded the highest value and which appeared to be most
likely  to  lead to a confirmed plan of reorganization,
preferably on a consensual basis.  Based, in  part,  on
the  fact  that  one  of  those proposals  contained  a
"material  adverse  change"  clause  and  presented   a
significant  risk  of  a substantial  price  adjustment
based  on  the  profitability of the Debtors'  business
prior  to  confirmation of the Plan, the Board accepted
the proposal of Holiday, the terms of which are further
described  in  this Disclosure Statement.   During  all
phases of this bidding process, the Committee was  kept
informed and involved.  Indeed, Holiday's proposal  was
the  proposal  preferred  by the  Committee.   Clearly,
these efforts during the Chapter 11 Cases have resulted
in   a  much  higher  distribution  for  the  Unsecured
Creditors  than  the proposal submitted  prior  to  the
Filing  Date.   The  distributions to  the  holders  of
Interests is intended to facilitate consensus and avoid delay in the Plan confirmation process which would prevent the timely closing of the Holiday transaction, resulting possibly in Holiday withdrawing its offer.

            V.  IMPLEMENTATION OF THE PLAN

     A.   Merger of Debtors and other Corporate Changes

     On  the  Effective Date, GRS and GMO  shall  merge
into  Gander  Mountain  and  their  separate  corporate
existences shall cease.  In connection with the Merger,
Gander Mountain's Articles of Incorporation and By-Laws
shall  be  restated in the forms of Exhibits  2.1(b)(i)
and  2.1(b)(ii) to the Plan, respectively.  Thereafter,
the  sole  member of the Board of Directors  of  Gander
Mountain  shall  be David Lubar, who is  currently  the
Chairman of the Board of Gander Mountain, and Mr. Lubar
will  also be the President and sole officer of  Gander
Mountain.   All  of the Intercompany Claims  of  Gander
Mountain  against GRS and GMO shall be  contributed  to
such    entities   as   capital   contributions,    the
Intercompany Claims, if any, of GRS and GMO would be eliminated and all liabilities of each of the Debtors will be deemed to be liabilities of Gander Mountain.
Accordingly, all Claims filed in the Chapter 11 Cases of the Debtors will be deemed to have been filed against Gander Mountain. Guarantees of any Debtor of the obligations of another Debtor will be eliminated and all such guaranteed obligations and any other joint and several liabilities among the Debtors will be treated as one Claim against Gander Mountain.

     B. Creation of the Trust and Duties of the Trustee and the Advisory Committee

     On  the  Confirmation Date, the  Debtors  and  the
Trustee will enter into a Trust Agreement substantially
in  the  form  attached to the Plan as  Exhibit  2.2  .
Under  the Trust Agreement, the Trustee will  have  the
obligation  to  make  distributions  to  Creditors  and
holders  of Interests in accordance with the  Plan,  to
review  and,  if  appropriate  and  authorized  by  the
Advisory Committee, object to or compromise Claims  and
Interests and, if authorized under the Plan and by  the
Advisory  Committee,  pursue Avoidance  Claims  of  the
Debtors  which are not waived or released in the  Plan.
To  assist  in the performance of its duties under  the
Trust  Agreement, the Trustee may retain third parties,
including    professionals   such   as   lawyers    and
accountants, to assist in its performance of such duties.

     On  the  Effective Date, the Debtors will transfer
to  the  Trust the following assets:  (i) all Avoidance
Claims  of the Debtors, (ii) all of the Debtors' Claims
and  defenses arising out of or directly related to any
Executory  Contract rejected either by the  Debtors  or
pursuant   to   the  Plan,  (iii)  any   defenses   and
counterclaims of the Debtors to any Claim filed or asserted against the Debtors' Estates, except to the extent any such defenses or counterclaims relate to any Executory Contract, liability or obligation assumed by the Debtors and assigned to the Buyer, and (iv) all rights to receive the cash portion of the purchase price for the Debtors' assets sold to Holiday.

     In  furtherance of its obligations under the Trust
Agreement, the Trustee will (i) review proofs of Claims
and   Interests  against  the  Debtors  and,  with  the
approval  of  the  Advisory Committee,  object  to  and
compromise   or   settle  objections  to   Claims   and
Interests, (ii) make disbursements to the holders of Allowed Claims and Interests from the available funds in the Trust in accordance with the Plan, (iii) prosecute, subject to the advice and consent of the Advisory Committee, Avoidance Claims of the Debtors not otherwise waived or released by the Plan, and (iv) wind up the affairs of the Debtors and take all steps necessary to distribute the assets in the Trust and close the Chapter 11 Cases.

     Pursuant to the Trust Agreement, the Trustee  will
be entitled to receive compensation from the Trust, and
all   reasonable  out-of-pocket  costs   and   expenses
incurred  by the Trustee will be paid from  the  Trust.
The  Trust Agreement further provides that the  Trustee
will  be  indemnified by the Trust for any liabilities,
expenses,  claims, damages or losses  incurred  by  the
Trustee  in  the  performance of its duties  under  the
Trust   Agreement,  except  to  the  extent  any   such
liabilities, expenses, claims, damages or losses  arise
out   of   acts   taken  in  bad   faith   or   willful
misappropriation.   Pursuant to the Holiday  Agreement,
Holiday  has agreed to pay all reasonable post-petition
liabilities  and  obligations of the  Trust,  including
reasonable   post   confirmation  expenses   (including
professional  and  paraprofessional fees  and  expenses
incurred  by  the Trust).  If the Holiday Agreement  is
construed  such  that Holiday will not be  required  to
reimburse  the  Trust for any portion of  the  expenses
incurred  and  paid by the Trust or any indemnification
claims  of the Trustee paid out of the Trust, then  the
aggregate   amount   available  for   distribution   to
Unsecured Creditors will be reduced by the amounts paid
to or on behalf of the Trustee out of the Trust and not
reimbursed by Holiday.  Under the Trust Agreement,  the
Trustee has a senior lien on the assets of the Trust to
secure  payment of amounts due to the Trustee from  the
Trust,  including compensation, reimbursement  of  fees
and   expenses   and  any  permissible  indemnification
claims.

     To  assist the Trustee in the performance  of  its
duties,  a committee consisting of five members,  whose
identity will be disclosed at the Confirmation  Hearing
(the  "Advisory  Committee") will be established.   The
manner  by which members of the Advisory Committee  are
selected is described in Section 2.6 of the Plan.   The
Advisory   Committee  will  (i)  advise   the   Trustee
regarding the disposition of assets contained in the Trust, (ii) direct the Trustee as to the dates and amounts of distributions out of the Trust, consistent with the provisions of the Plan, (iii) set the general parameters under which Claims and Interests which exceed the amounts shown on the Debtors' books and records may be objected to or compromised and approve, within its discretion, any objections or compromises of Claims and Interests, and (iv) approve, within its discretion, any waiver, settlement or prosecution of any Avoidance Claims by the Trustee which are not otherwise waived or released by the Plan. The Debtors' representative on the Advisory Committee will not be authorized to vote with respect to matters relating to the Claims of the holders of both Unsecured Convenience
Claims and Unsecured Claims as well as matters relating to Avoidance Claims against insiders or former insiders of the Debtors. The Advisory Committee will also have authority to remove the Trustee and appoint a successor
Trustee.

     C.   Sale of the Debtors' Assets.

     As  previously stated herein, substantially all of
the  assets  of the Debtors are to be sold to  Holiday.
Holiday  is  a  subsidiary  of  Holiday  Companies,   a
privately-held  Minneapolis,  Minnesota  based  company
which has been in business more than 65 years.  Holiday
Companies   owns   and   operates   over   275   retail
gasoline/convenience stores, 13 retail food stores  and
15  retail outdoor and sporting goods stores.   Holiday
Companies is also engaged in the wholesale distribution of food products from 5 distribution centers. Holiday
Companies does business in 11 midwestern and western states and has approximately 6,000 employees.

     On  the  Effective  Date  and  subsequent  to  the
Merger,  Gander  Mountain will sell  to  Holiday  those
assets described in the Holiday Agreement, attached  as
Exhibit  2.3  to the Plan.  The assets to  be  sold  to
Holiday include, but are not limited to, (i) all leases
and  interests  in the real property  of  the  Debtors'
twelve   (12)  retail  stores  and  all  fixtures   and
leasehold  improvements  at  such  stores,   (ii)   all
merchandise   and   supplies   inventory,   (iii)   all
equipment, (iv) all permits and licenses for  operation
of   the   Debtors'   business,  (v)  all   intangibles
including, but not limited to, goodwill, trademarks and tradenames, (vi) all accounts receivable, (vii) all cash on hand, (viii) all refundable income taxes, and
(ix) all Executory Contracts and all leases assumed by the Debtors and shown on both Exhibit B to the Holiday
Agreement and Exhibit 9.2 to the Plan. All assets are to be transferred to Holiday free and clear of liens and encumbrances except those liens and encumbrances to which Holiday has agreed.

     In  consideration  of  the sale  of  the  Debtors'
assets to Holiday, Holiday will pay into the Trust,  on
the  Effective  Date,  either $19,500,000  or,  if  the
Trigger   Event  occurs,  $19,000,000.   In   addition,
Holiday  will  pay  all  Allowed Priority  Claims,  all
Allowed  Administrative Expense Claims,  including  the
obligations  of the Debtors to CIT, and the  reasonable
post-petition  liabilities  and  obligations   of   the
Debtors and of the Trust. The Holiday Agreement also provides that, during the Chapter 11 Cases, if CIT consents and subject to approval by the Court, Holiday will make available to the Debtors a loan of up to $5,000,000 to be used for working capital purposes.
Holiday will have an Administrative Expense Claim on account of such loan. Holiday's loan will be secured by a lien on all assets of the Debtors, which lien will be junior to the lien of CIT.

     The  success  of  the Plan depends  entirely  upon
completion  of  the  proposed  sale  to  Holiday.   The
Debtors and Holiday believe the sale to Holiday can  be
completed in a timely fashion and both intend  to  work
toward  confirmation of the Plan and completion of  the
sale.   The  Debtors  believe  that  Holiday  has   the
necessary  resources  to  complete  the  purchase,  and
Holiday  has represented in the Holiday Agreement  that
it  has  access to the cash necessary to  complete  the
transaction,  including  both  payment  of   the   cash
purchase price and payment of the obligations of the Debtors to be assumed by Holiday.

     D.   Plan Provisions Governing Distributions

     Article  VI  of  the Plan contains the  provisions
governing  the method and means of making distributions
under the Plan.  Distributions pursuant to the Plan  to
be  made  to  the  holders of Claims and  Interests  in
Classes Four, Five, Six and Seven will be made  by  the
Trustee.  All other distributions will be made  by  the
Buyer.   On  the Effective Date, Holiday will  pay  the
cash  portion  of the purchase price for  the  Debtors'
assets  by depositing such funds in the Trust and  such
funds shall be held and administered by the Trustee for
and  on behalf of the beneficiaries of the Trust,  such
beneficiaries being the holders of Claims and Interests
in  Classes Four, Five, Six and Seven.  Within 45  days
of  the  date  the Plan becomes effective, the  Trustee
will  distribute to the holders of Allowed  Claims  and
Interests  as  of the Effective Date in  Classes  Four,
Five, Six and Seven, the cash to which such holders are
entitled.   Distributions to  the  holders  of  Allowed
Administrative Expense Claims, Allowed Priority Claims arising under 507(a)(8) of the Code and the holders of Allowed Claims in Classes One through Three shall be made by the Buyer on the dates provided in Articles IV and V of the Plan.

     All distributions under the Plan are subject to the requirement that (i) the Trustee or the Buyer, as appropriate, be supplied with the correct name and address to which distribution is to be made and (ii) that any holder of a note, debenture or other evidence of indebtedness and any holder of a security evidencing an Interest that desires to receive the property to be distributed on account an Allowed Claim or Interest based on such note, debenture or other evidence of indebtedness or security surrender such instruments and stock to the distributing party.

     The  Plan contains additional provisions governing
where distributions will be made and the procedures for
dealing   with   undeliverable   distributions.     Any
undeliverable cash held in the Trust will ultimately be
distributed   Pro-Rata  to  the  holders   of   Allowed
Unsecured Claims.

     E.   Procedures for Resolution of Disputed Claims and
       Distribution on Account of Disputed Claims

     The  Plan  provides that any holder of  any  Claim
which  is wholly or partially disputed will not receive
any  distribution with respect to the disputed  portion
of  such  Claim unless and until it becomes an  Allowed
Claim.   The  Trustee will deposit  into  a  reserve  a
sufficient amount of cash to pay to holders of Disputed
Unsecured  Convenience  Claims and  Disputed  Unsecured
Claims  the  amount  to which they  would  be  entitled
should  their  Claims become Allowed.  On  the  Initial
Distribution  Date, the Trustee will make distributions
in   accordance   with  the  Plan  to   all   Unsecured
Convenience  Claims  and  Unsecured  Claims  which  are
Allowed as of the Effective Date. Thereafter, within 30 days after any Unsecured Convenience Claims or any Unsecured Claims that were Disputed on the Effective
Date become Allowed Claims, the holders of such Allowed
Claims will receive distributions in accordance with the Plan. Finally, within 30 days after the date on which all Disputed Claims have been resolved, the Trustee will distribute to the holders of Allowed
Unsecured Claims their pro-rata shares of any remaining cash in the reserve.

     The  Plan  provides that objection to  Claims  and
Interests  may  be  filed for voting  purposes  or  for
purposes of receiving distributions under the Plan. The
Plan further provides that the Trustee, in the name and
stead  of  the  Debtors, may object  to  any  Claim  or
Interest  in  accordance with the Plan,  provided  that
such  objections must be made by no later than 90  days
after  the  Effective Date.  Other parties in interest,
with the appropriate standing to do so, may also object
to  Claims  and  Interests within  30  days  after  the
Effective  Date.  Notice of any hearing on  a  dispute,
compromise  or  settlement  of  a  Disputed  Claim   or
Interest need only be given to the objecting party, the holder of such Disputed Claim or Interest, the Buyer and the Trustee.

     F.   Post Confirmation Dissolution of the Creditors
       Committee

     On   the  Effective  Date,  the  Committee   shall
dissolve.   Thereafter, the Trustee will be  deemed  to
have substituted its appearance for the Committee with respect to any contested matter or adversary proceeding which is pending on the Effective Date.

     G.   Conditions Precedent to Effective Date

        The  Plan provides that the Effective Date will
occur   and   the  Plan  will  be  effective   on   the
Confirmation Date.

     H.   Executory Contracts and Unexpired Leases

     Section 365 of the Code provides that a debtor  in
possession may reject an Executory Contract  where  the
debtor determined that continued performance under such
contract would be burdensome to its bankruptcy  estate.
Rejection  relieves  a  debtor  in  possession  of  the
obligation  to perform further under the  contract  and
causes the non-debtor party's claim for damages arising
from  rejection  to  be  deemed a  pre-petition  Claim.
Section 365 of the Code also provides that a debtor  in
possession may assume an Executory Contract.  In  order
to  assume an Executory Contract, absent agreement with
the  non-debtor  party  to the contrary,  a  debtor  in
possession  is  required  to  cure  existing  defaults,
compensate  the  non-debtor  party  for  any   monetary
damages  sustained as a result of the debtor's default,
and provide adequate assurance of future performance of
the  subject contract.  Upon assumption of an Executory
Contract,  the debtor's obligations under the  contract
acquire  the  status of Administrative Expense  Claims.
Finally,  Section 365 authorizes a debtor in possession
in many instances to assign to a third party an assumed
Executory   Contract,  notwithstanding  a   contractual
provision prohibiting such an assignment.

     In  connection  with the sale to Holiday,  certain
Executory  Contracts identified on Exhibit 9.2  to  the
Plan  will be assumed and assigned to Holiday,  and  to
the  extent any payments to cure defaults in  order  to
assume  such  Executory Contracts are  necessary,  such
payments  will  be made by the Buyer on  the  Effective
Date.  Section 9.1 of the Plan provides that all of the
Debtors'  Executory Contracts not previously  rejected,
assumed   or   assumed  and  assigned  prior   to   the
Confirmation  Date, other than the Executory  Contracts
listed  on  Exhibit  9.2 to the Plan  (which  Executory
Contracts  will be assumed and assigned to  the  Buyer)
will  be rejected.  Any non-Debtor party who wishes  to
make a Claim arising out the rejection of its Executory
Contract pursuant to the Plan must file a proof of such
Claim  with  the  Court, with  a  copy  served  on  the
Trustee, within 30 days of the Confirmation Date.   Any
personal  property that is the subject  of  a  rejected
Executory Contract may be recovered by the non-Debtor party to such Executory Contract upon reasonable notice to the Buyer and Trustee, at such party's cost, unless the Buyer and the Trustee and such third party agree to allow the Trustee or Buyer to retain such property.

     I.   Avoidance Claims

     Preferences.    Prior  to  preparation   of   this
Disclosure   Statement  and  the  Plan,   the   Debtors
conducted  an  investigation  of  potential  preference
Claims  against Creditors of the Debtors which  may  be
recoverable  for the benefit of the Estates  under  547
and 550 of the Code. For the reasons described herein, the Debtors believe that little, if any, preference liability exists on the part of unsecured creditors.

     In  conducting  their investigation,  the  Debtors
first  examined  all payments to non-insider  creditors
made during the 90-day period prior to the Filing Date.
Excluding wages and salaries paid on a regular basis to
their  non-insider employees, the Debtors made a  total
of $76,977,111 in payments during that period.  Of that
amount,  $50,257,658  was paid  to  secured  creditors,
including  Bank One, Milwaukee, as agent  for  the  Old
Lenders.    Notwithstanding  payment  of  the  Debtors'
remaining obligations to the Old Lenders out of the proceeds of the Debtors' post-petition working capital facility, the Court's orders approving such financing specifically provided parties in interest with an opportunity, prior to November 12, 1996, to contest the extent, amount, validity or enforceability of the Old
Lenders Secured Claims. No party commenced such a proceeding.

     Of   the   remaining   balance   of   $26,719,453,
approximately  $18,568,000 constituted  prepayments  to
various  vendors  or  service providers.   Accordingly,
since  none of those payments were transfers on account
of   an   antecedent  debt,  none  of  those  transfers
constituted a preference.

     The  Debtors believe that all or virtually all  of
the   remaining  transfers,  aggregating  approximately
$8,151,450,  were made (i) contemporaneously  with  the
receipt  by  the Debtors of goods or services  or  (ii)
according  to  ordinary and customary  business  terms.
Those  funds  were  paid primarily for  items  such  as
monthly   taxes,  utilities,  regular  lease  payments,
employee  garnishments, replenishments  of  petty  cash
funds  within the Debtors' organization and  the  like.
Where  the Debtors were granted credit for the purchase
of goods or services, they made all payments within the
time   required   by  the  applicable   credit   terms.
Accordingly, the Debtors believe that the transferees of these payments would have valid defenses to any preference claims made by or on behalf of the Debtors.
For this reason, the Committee and the Debtors have released these Avoidance Claims in the Plan so that Creditors need not have concerns that they will be asked to return any amounts which were received from the Debtors prior to the Filing Date if the Plan is confirmed.

     Insider  Transfers.  In addition  to  the  amounts
described above, approximately $2.3 million was paid to
"insiders" (as that term is defined in the Code) of the
Debtors during the one year period prior to the  Filing
Date.   Approximately $1.6 million of this  amount  was
comprised  of  payments of salaries and other  standard
compensation and expense reimbursements.  Approximately
$285,000   were   severance  payments.    Approximately
$298,000 were stay-put bonuses. Approximately $180,000 were performance or transaction bonuses. In light of the low likelihood of any recovery, the fact that the net recovery, if any, may be insignificant, the cost necessary to pursue such Claims and the disruption caused by such actions, the Debtors, Holiday and the Committee have agreed to waive any Avoidance Claims which might arise out of such payments.

     Bulk  Sales Act Avoidance Claim.  In early  April,
1996,  Gander Mountain canceled a $4.5 million purchase
order  for paper in anticipation of the closing of  the
sale    of    its   catalog   business   to   Cabela's.
Consequently,  Gander Mountain was served  by  Perkins-
Goodwin  Co.,  Inc.  ("Perkins")  with  a  summons  and
complaint alleging breach of contract relating  to  the
purchase order.  Prior to the filing of such action,  a
notice of the sale of the Debtors' catalog business  to
Cabela's was given to Gander Mountain's creditors,  but
no  bulk sale notice was given to Perkins.  Perkins has
also  filed an action against both Gander Mountain  and
Cabela's alleging violations of the Bulk Sales  Act  in
effect  in  Wisconsin  (the  "Act").   Under  the  Act,
subject to certain defenses, transfers not made in compliance with the Act are "ineffective" or voidable as against the creditors of the transferor.

     In  a  bankruptcy proceeding, a bankruptcy trustee
(or  a  debtor in possession) may be able  to  avoid  a
transfer  in  total if, under the Act, the transfer  is
ineffective as against a single creditor.  Accordingly,
the  Debtors  could  potentially seek  avoidance  under
544  and  550 of the Code of the transfers to  Cabela's
in  May,  1996  and  if successful, Cabela's  could  be
required to pay in excess of $30,000,000 to the Debtors
which would be available for distribution to parties in
interest.  Cabela's would then have an Unsecured  Claim
against  the Debtors for the same amount.  The  Debtors
have provided the Committee with materials relating  to
this   Claim.    The  Committee  intends   to   further
investigate  the  matter,  and  the  Trustee,  at   the
direction of the Advisory Committee, will consider whether to pursue such Avoidance Claim.

     Neither   the   Debtors  nor  the  Committee   has
identified  any potential Avoidance Claims  other  than
those  described above.  Accordingly, the Debtors,  the
Committee  and  Holiday  have  agreed,  and  the   Plan
provides,  that all potential Avoidance Claims  of  the
Debtor, other than the Avoidance Claim against Cabela's
described  above  and  any  Avoidance  Claims  for  the
avoidance   of  liens  against  the  Debtors  or  their
property, are waived and released.

     J.   Releases

     The  Plan  provides that the Debtors, the Advisory
Committee, the Trust, the Trustee and the Buyer release
all  Claims  against the Debtors' directors,  officers,
agents,  attorneys  and employees ("Released  Parties")
except for the Claims of the Debtors arising out of  an
express   contractual   obligation   or   reimbursement
obligation owing by any Released Party with respect to a loan or advance made by any of the Debtors to such Released Party. The Plan also releases Claims of third parties against the Released Parties to the extent such Claims are derivative from or through the Debtors.

     K.   Court's Retention of Jurisdiction

     The  Plan  provides  that the  Court  will  retain
jurisdiction  following confirmation  of  the  Plan  to
ensure  that  the purposes and intent of the  Plan  are
carried   out,  to  hear  and  determine  all  disputes
concerning distribution provisions of the Plan or related matters, claims against the Debtors and causes of action belonging to the Debtors, and to amend or modify the Plan as may be appropriate under the circumstances.

         VI.  BEST INTERESTS OF CREDITOR TEST

     In  order to confirm the Plan pursuant to  Section
1129(a)(7)(A)(ii)   of  the  Code,   the   Court   must
independently determine that the Plan is  in  the  best
interests of Creditors and holders of Interests of  all
Classes  of Claims or Interests impaired by  the  Plan.
The  best  interests test requires that the Court  find
that  the  Plan provides to each Creditor or holder  of
Interests   of  each  Class  of  impaired   Claims   or
Interests, value that is not less than the amount that such Creditor or holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Code.
To demonstrate that the Plan meets this requirement, the Debtors submit the liquidation analysis attached hereto as Exhibit D (the "Liquidation Analysis").

     The  Liquidation  Analysis reflects  the  Debtors'
estimates of the proceeds that would be realized if the
Debtors  were  to  be  liquidated  in  accordance  with
Chapter  7  of  the  Code.   The  Liquidation  Analysis
assumes   that   the  Debtors  are  merged   prior   to
liquidation and that a single Chapter 7 trustee would be appointed.

     The  Liquidation Analysis is based on  projections
as of December 31, 1996 and does not reflect the actual
operating   results  of  the  Debtors,   except   where
specifically indicated in the notes accompanying the Liquidation Analysis. The Claim amounts reflected in the Liquidation Analysis are based upon estimates or, where possible, upon Claims actually filed and are subject to ongoing review by the Debtors and are subject to change.

     The  Liquidation Analysis includes  estimates  and
assumptions  that,  although developed  and  considered
reasonable  by the Debtors' management, are  inherently
subject   to   significant  economic  and   competitive
uncertainties and contingencies beyond the  control  of
the   Debtors  and  their  management.   Further,   the
Liquidation Analysis includes assumptions with  respect
to  liquidation  decisions which could  be  subject  to
change.   Accordingly, there can be no  assurance  that
the  values reflected in the Liquidation Analysis would
be realized if the Debtors were in fact to undergo such
a   liquidation  and  the  actual  results  could  vary
materially from those shown here.

     According to the Liquidation Analysis, a Chapter 7
trustee  would  receive approximately $19,667,000  from
the  liquidation of the Debtors' assets.  After payment
of  Secured  Claims,  both Chapter  7  and  Chapter  11
Administrative  Expense Claims and Priority  Claims  of
approximately    $13,643,000    in    the    aggregate,
approximately   $6,024,000  would  be   available   for
distribution  to  Unsecured Creditors.   Comparing  the
$18,500,000  available  for distribution  to  Unsecured
Creditors  pursuant  to the Plan (subject  to  possible
reduction on account of indemnification Claims  of  the
Trustee)  to  the amount the Debtors believe  would  be
available    upon   liquidation   of    the    Debtors,
approximately $6,024,000, the Debtors believe the Plan is in the best interests of Creditors.


 VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
                         PLAN

     The   following   discussion  summarizes   certain
federal  income  tax consequences of the implementation
of the Plan to the holders of Allowed Unsecured Claims,
Allowed  Unsecured  Convenience Claims  and  Interests.
The  summary does not purport to set forth all  aspects
of  federal  income taxation that may  be  relevant  to
particular persons in light of individual circumstances
or  to certain types of Creditors or stockholders, such
as  life  insurance companies, tax exempt organizations
and foreign persons.  The summary also does not discuss
any  aspects of state, local or foreign tax laws.   The
following  summary is based upon the  Internal  Revenue
Code of 1986, as amended (the "Tax Code"), treasury regulations promulgated thereunder, judicial decisions and rules and pronouncements of the Internal Revenue
Service  ("IRS")  as  in effect  on  the  date  hereof.
Changes in such rules or new interpretations thereof may have retroactive effect and significantly affect the tax consequences described below.

     This discussion of federal income tax consequences is not binding on the IRS. Therefore, there can be no assurance that the IRS will not take a different position regarding the consequences of the Plan or that any such position would not be sustained. The Debtors have not obtained and do not intend to seek any advance rulings from the IRS with respect to any federal income tax matter and have neither requested nor obtained any opinion of counsel with respect to any federal income tax matter.

     EACH PARTY IN INTEREST IS URGED TO CONSULT ITS OWN
TAX  ADVISOR AS TO THE CONSEQUENCES OF THE PLAN  TO  IT
AND  THE  DEBTORS  UNDER FEDERAL AND APPLICABLE  STATE,
LOCAL AND TAX LAWS.

     A.    Consequences to Holders of Allowed Unsecured
       Claims and Allowed Unsecured Convenience Claims

     Pursuant to the Plan, holders of Allowed Unsecured
Claims  and  Allowed Unsecured Convenience Claims  will
receive  cash  in satisfaction of their  Claims.   Each
holder  of  an Allowed Unsecured Claim and  an  Allowed
Unsecured Convenience Claim will recognize gain or loss
equal  to the difference, if any, between (i) the  cash
received in respect of its Claim (other than any  Claim
for  accrued interest), and (ii) its adjusted tax basis
in   its  Claim  (other  than  any  Claim  for  accrued
interest).  The character of such gain or loss as long-
term  or short-term capital gain or loss or as ordinary
income  or  loss  will be determined  by  a  number  of
factors,  including  the  tax  status  of  the  holder,
whether  the Claim constitutes a capital asset  in  the
hands  of  the holder, whether the Claim has been  held
for  more than one year or was purchased at a discount,
and   whether  and  to  what  extent  the  holder   has
previously claimed a bad debt deduction.

     To  the extent any amount received by a holder  is
received  in  satisfaction  of  a  Claim  for   accrued
interest, such amount will be taxable to the holder as interest income to the extent not previously included in the holder's gross income. Conversely, a holder will recognize a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

     B.   Consequences to Holders of Gander Mountain Stock

     Pursuant  to the Plan, holders of Preferred  Stock
Interests and Common Stock Interests may receive cash in exchange for their stock. Each stockholder will recognize gain or loss equal to the difference, if any, between (i) the cash, if any, received in respect of its stock, and (ii) its adjusted tax basis in its stock. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the stock constitutes a capital asset in the hands of the holder of such Interest, and whether the Preferred Stock Interest or Common Stock Interest has been held for more than one year.

               IX.  CONFIRMATION OF PLAN

     Section  1128(a)  of the Code  provides  that  the
Court  shall hold a hearing on confirmation of  a  Plan
after   notice  to  Creditors  and  other  parties   in
Interest.   Pursuant to 1128(b) of the Code,  Creditors
and   other   parties  in  Interest   may   object   to
confirmation.   The Court has scheduled  a  hearing  on
confirmation of the Plan for _______________  at  _____
a.m.,  C.S.T. in the courtroom of the Honorable Russell
A.  Eisenberg, United States Bankruptcy Judge,  at  the
Federal   Courthouse,  Room  149,  517  East  Wisconsin
Avenue, Milwaukee, Wisconsin. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement made at the Confirmation Hearing or any adjournment thereof.

     Any Creditor or other party in interest wishing to object to confirmation of the Plan must do so by filing an objection in compliance with the provisions of the Disclosure Statement Order.

     At   the  Confirmation  Hearing,  the  Court  will
confirm  the Plan only if it meets the requirements  of
51129   of  the  Code.   Among  the  requirements   for
confirmation  of  a  plan are (i)  that  such  plan  is
feasible,  (ii) that it is in the "best  interests"  of
Creditors  and  holders of Interests whose  Claims  and
Interests are impaired under the Plan and (iii) that it
is  either  accepted by all impaired Classes of  Claims
and  Interests  or, if it is rejected by  any  impaired
Class,  that  the  Plan is accepted  by  at  least  one
impaired   Class,   that  it  "does  not   discriminate
unfairly" and that it "is fair and equitable" as to any rejecting Class.

     The  Debtors, the Committee and the Buyer  believe
that  the Plan is fair and equitable with respect  with
certain  impaired  Classes and  does  not  discriminate
unfairly against them.  The Debtors, the Committee  and
the Buyer further believe that the Plan may satisfy the
requirements of 1129(b) of the Bankruptcy Code and  can
be  confirmed  on a nonconsensual basis.  The  Debtors,
the  Committee  and the Buyer may seek confirmation  of
the  Plan  on  a nonconsensual basis if less  than  the
requisite  majorities of holders of certain Claims  and
Interests vote to accept the Plan.  However,  the  Plan
in  its present form, cannot be confirmed if it is  not
accepted   by  each  of  the  subclasses  of  Unsecured
Convenience  Claims  and  Unsecured  Claims   in   each
Debtor's  Chapter 11 Case.  THE DEBTORS, THE  COMMITTEE
AND  THE BUYER, THEREFORE, URGE UNSECURED CREDITORS  TO
VOTE  TO  ACCEPT  THE PLAN.  FAILURE OF  THE  UNSECURED
CREDITORS TO APPROVE THE PLAN WILL LIKELY RESULT IN THE
WITHDRAWAL  OF  HOLIDAY'S OFFER AND THE LIQUIDATION  OF
THE DEBTORS.

     In  conclusion, the Debtors, the Committee and the
Buyer  believe the Plan is in the best interest of  all
holders  of  Claims and Interests and urge  holders  of
impaired  Claims and Interests to vote  to  accept  the
Plan  by  returning their ballots so that they will  be
received  on  or  before  __________  p.m.,  C.S.T.  on
________________.

     Dated at Milwaukee, Wisconsin, this 13th day of November, 1996.

                     GANDER MOUNTAIN, INC.
                     as debtor and debtor-in-possession

                     By: /s/ Ralph L. Freitag
                     Its: CEO


                     GRS, INC.
                     as debtor and debtor-in-possession

                     By: /s/ David J. Lubar
                     Its: Chairman

                     GMO, INC.
                     as debtor and debtor-in-possession

                     By: /s/ Ralph L. Freitag
                     Its: Executive V.P.